UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 13, 2006

NEW RIVER PHARMACEUTICALS INC.
(Exact name of Registrant as specified in charter)

Virginia	000-50851	54-1816479
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1881 Grove Avenue, Radford, Virginia	24141
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(540) 633-7978

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On May 18, 2006, New River Pharmaceuticals Inc. (the “Company”) entered into an Active Pharmaceutical Ingredient Supply Agreement (the “Supply Agreement”) with Organichem Corporation (“Organichem”) for the non-exclusive manufacture and supply of NRP104 by Organichem for the Company. NRP104 is an amphetamine conjugate currently be developed by the Company for the treatment of attention deficit/hyperactivity disorder.

The Company and its affiliates do not have any material relationship with Organichem or its affiliates other than as contemplated in the Supply Agreement and certain other documents executed in connection with the Supply Agreement.

This description of the Supply Agreement is not complete and is qualified in its entirety by reference to the entire Supply Agreement, a copy of which is attached hereto as Exhibit 10.17 and incorporated herein by reference. You are encouraged to read the Supply Agreement.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.17*	Active Pharmaceutical Ingredient Supply Agreement, dated May 18, 2006, by and between Organichem Corporation and New River Pharmaceuticals Inc.

* Subject to a request for confidential treatment, certain provisions of this agreement have been intentionally omitted. A complete version of this agreement has been separately filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2006

NEW RIVER PHARMACEUTICALS INC.

By:	/s/ Randal J. Kirk
Randal J. Kirk
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Exhibit

10.17*	Active Pharmaceutical Ingredient Supply Agreement, dated May 18, 2006, by and between Organichem Corporation and New River Pharmaceuticals Inc.

* Subject to a request for confidential treatment, certain provisions of this agreement have been intentionally omitted. A complete version of this agreement has been separately filed with the Securities and Exchange Commission.